Exhibit 21

                            TREDEGAR INDUSTRIES, INC.
                                    Virginia

                                                            Jurisdiction
Name of Subsidiary                                        of Incorporation

BLC G. P., Inc.                                              Virginia
Bon L Campo Limited Partnership                              Texas
Bon L Canada Inc.                                            Canada
The William L. Bonnell Company, Inc.                         Georgia
Capitol Products Corporation                                 Pennsylvania
Fiberlux, Inc.                                               Virginia
Guangzhou Tredegar Films Company Limited                     China
Idlewood Properties, Inc.                                    Virginia
Molecumetics Institute, Ltd.                                 Virginia
Molecumetics, Ltd.                                           Virginia
TGI Fund I                                                   Virginia
TGI Fund II                                                  Virginia
Tredegar Brazil Industria                                    Brazil
         De Plasticos Ltda.
Tredegar Development Corporation                             Virginia
Tredegar Exploration, Inc.                                   Virginia
Tredegar Film Products Argentina S.A.                        Argentina
Tredegar Film Products, B.V.                                 Netherlands
Tredegar Film Products (Japan) Ltd.                          Virginia
Tredegar Film Products Polska Sp. z o.o.                     Poland
Tredegar Films Development, Inc.                             Virginia
Tredegar Foreign Sales Corporation                           U.S. Virgin Islands
Tredegar Holdings Corporation                                Virginia
Tredegar Reserves, Inc.                                      Virginia
Tredegar Investments, Inc.                                   Virginia
Virginia Techport, Inc.                                      Virginia
WLB L.P., Inc.                                               Virginia